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                                                                     EXHIBIT 1.3

                          VERIZON GLOBAL FUNDING CORP.

                 FORM OF PURCHASE AGREEMENT FOR DEBT SECURITIES

          Verizon Global Funding Corp., a Delaware corporation ("Verizon Global Funding") and an indirect wholly owned subsidiary of Verizon Communications Inc., a Delaware corporation ("Verizon Communications" and, together with Verizon Global Funding, the "Companies") proposes to issue and sell $_____,000,000 aggregate principal amount of its __% Notes due __ (the "New Notes"), supported by a support agreement, dated as of October 31, 2000 (the "Support Agreement" and, together with the New Notes, the "Securities") between Verizon Global Funding and Verizon Communications. Subject to the terms and conditions set forth or incorporated by reference herein, Verizon Global Funding agrees to sell and the purchaser or purchasers named in Schedule A attached hereto (the "Purchasers") severally agree to purchase the New Notes at ___% of their principal amount plus accrued interest, if any, from ______, 200__ to the date of payment for the New Notes and delivery thereof. Interest on the New Notes will be payable semi-annually on ______ and ______, commencing ______, 200__. The New Notes will be reoffered to the public at ___% of their principal amount.

          All the provisions contained in the Company's Standard Purchase Agreement Provisions (_____ Edition) (the "Standard Purchase Agreement Provisions") annexed hereto shall be deemed to be a part of this Purchase Agreement to the same extent as if such provisions had been set forth in full herein.

REDEMPTION PROVISIONS:

            [The New Notes will not be redeemable prior to maturity.]

                                       OR

          [The New Notes will not be redeemable prior to ______. Thereafter, the New Notes will be redeemable on not less than 30 nor more than 60 days' notice given as provided in the Indenture, as a whole or in part, at the option of Verizon Global Funding at the redemption price set forth below. The "initial regular redemption price" will be the initial public offering price as defined below plus the rate of interest on the New Notes. The redemption price during the twelve-month period beginning ______ and during the twelve- month periods beginning on each ______ thereafter through the twelve-month period ended ______ will be determined by reducing the initial regular redemption price by an amount determined by multiplying (a) 1/_ of the amount by which such initial regular redemption price exceeds 100% by (b) the number of such full twelve-month periods which shall have elapsed between ______ and the date fixed for redemption; and thereafter the redemption prices during the twelve-month periods beginning _____ shall be 100%; provided, however, that all such prices will be specified to the nearest 0.01%, or if there is no nearest 0.01%, then to the next higher 0.01%.

          For the purpose of determining the redemption prices of the New Notes, the initial public offering price of the New Notes shall be the price, expressed in percentage of principal amount (exclusive of accrued interest), at which the New Notes are to be initially offered for sale to the public; if there is not a public offering of the New Notes, the initial public offering price of the New Notes shall be deemed to be the price, expressed in percentage of principal amount (exclusive of accrued interest), to be paid to Verizon Global Funding by the Purchasers.]

                                       OR

          [The New Notes may be redeemed on not less than 30 nor more than 60 days' notice given as provided in the Indenture, as a whole or from time to time in part, at the option of Verizon Global Funding, at a redemption price equal to the greater of (i) 100% of the principal amount thereof and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus ______ basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.

          "Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release published by the Board of Governors of the Federal Reserve System designated as "Statistical Release H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or
(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

          "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the New Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such New Notes.

          "Comparable Treasury Price" means (i) the average of three Reference Treasury Dealer Quotations for such redemption date, or (ii) if the Independent Investment Banker is

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unable to obtain three such Reference Treasury Dealer Quotations, the average of all such quotations obtained.

          "Independent Investment Banker" means an independent investment banking or commercial banking institution of national standing appointed by Verizon Global Funding.

          "Reference Treasury Dealer" means (i) any independent investment banking or commercial banking institution of national standing and their respective successors appointed by Verizon Global Funding, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), Verizon Global Funding shall substitute therefor another Primary Treasure Dealer and
(ii) any other Primary Treasury Dealer selected by the Independent Investment Banker and approved in writing by Verizon Global Funding.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, or the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

          In the event of redemption of the New Notes in part only, a new Note of like tenor for the unredeemed portion thereof and otherwise having the same terms as the Note shall be issued in the name of the holder thereof upon the presentation and surrender thereof.]

CLOSING:

          The Purchasers agree to pay for the New Notes by wire transfer in same day funds to an account designated by Verizon Global Funding upon delivery of such New Notes at __:__ a.m. (New York City time) on ______, 200_ (the "Closing Date"), or at such other time, not later than the seventh full business day thereafter, as shall be agreed upon by Verizon Global Funding and the Purchasers or the firm or firms designated as the representative or representatives, as the case may be, of the Purchasers (the "Representative").

DENOMINATION OF THE NEW NOTES:

          [The New Notes shall be in the form of temporary or definitive fully-registered New Notes in denominations of One Thousand Dollars ($1,000) or any integral multiple thereof, registered in such names as the Purchasers or the Representative shall request not less than two business days before the Closing Date. Verizon Global Funding agrees to make the New Notes available to the Purchasers or the Representative for inspection at the office of Wachovia Bank, National Association in New York, New York or The Depository Trust Company, New York, New York, at least twenty four hours prior to the time fixed for the delivery of the New Notes on the Closing Date.]

                                       OR

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          [The New Notes shall be in the form of one or more Global Notes which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the New Notes and shall be registered in the name of The Depository Trust Company or its nominee. Verizon Global Funding agrees to make the New Notes available to the Purchasers or the Representative for inspection at the office of Wachovia Bank, National Association in New York, New York or The Depository Trust Company, New York, New York, at least twenty-four hours prior to the time fixed for the delivery of the New Notes on the Closing Date.]

RESALE:

          [The Purchasers represent that they intend to resell the New Notes, and therefore the provisions applicable to Reselling Purchasers in the Standard Purchase Agreement Provisions will be applicable.]

                                       OR

          [The Purchasers represent that they do not intend to resell the New Notes, and therefore the provisions applicable to Reselling Purchasers in the Standard Purchase Agreement Provisions will not be applicable.]

          [Each of the Purchasers represents and agrees that: (i) it has not offered or sold, and prior to the date that is six months after the date of issue of the New Notes will not offer or sell, any New Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (ii) it has complied, and will comply with, all applicable provisions of the Financial Services and Markets Act 2000, known as FSMA, with respect to anything done by it in relation to the New Notes in, from or otherwise involving the United Kingdom; and (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any New Notes in circumstances in which Section 21(1) of the FSMA does not apply to Verizon Global Funding.

          Each of the Purchasers also represents to and agrees with us that it has not offered, sold or delivered and that it will not offer, sell or deliver, directly or indirectly, any of the New Notes or distribute the Prospectus or any other material relating to the New Notes, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof.]

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          In witness whereof, the parties have executed this Purchase Agreement this ______ day of ______, ______.

                                       [Names of Purchasers or Representative]


                                       By:______________________________
                                          Title:


                                       VERIZON GLOBAL FUNDING CORP.


                                       By:_______________________________
                                          Title:


                                       VERIZON COMMUNICATIONS INC.


                                       By:______________________________
                                          Title:

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                                   SCHEDULE A

          The names of the Purchasers and the principal amount of New Notes which each respectively agrees to purchase are as follows:

                                                                 Principal
                                                                  Amount
Name                                                           of New Notes
----                                                           ------------

                                                                $ ,000,000
                                                                ----------

Total.......................................................    $ ,000,000
                                                                ==========

                          VERIZON GLOBAL FUNDING CORP.

                     STANDARD PURCHASE AGREEMENT PROVISIONS

                                 (_____ Edition)

          Verizon Global Funding Corp., a Delaware corporation (the "Company") and an indirect, wholly owned subsidiary of Verizon Communications, a Delaware corporation ("Verizon Communications" and together with Verizon Global Funding, the "Companies"), may enter into one or more purchase agreements providing for the sale of Debt Securities to the purchaser or purchasers named therein (the "Purchasers"). The standard provisions set forth herein will be incorporated by reference in any such purchase agreement ("Purchase Agreement"). The Purchase Agreement, including these Standard Purchase Agreement Provisions incorporated therein by reference, is hereinafter referred to as "this Agreement." Unless otherwise defined herein, terms used in this Agreement that are defined in the Purchase Agreement have the meanings set forth therein.

                         I. SALE OF THE DEBT SECURITIES

          Verizon Global Funding proposes to issue one or more series of Debt Securities pursuant to the provisions of an Indenture dated as of December 1, 2000 (the "Original Indenture"), among Verizon Global Funding, Verizon Communications and Wachovia Bank, National Association, formerly known as First Union National Bank (the "Trustee"), as supplemented by the supplemental indenture dated as of May 15, 2001 (the "First Supplemental Indenture" and together with the Original Indenture, the "Indenture"), among Verizon Global Funding, Verizon Communications and the Trustee. In a supplemental indenture to the Indenture, a resolution of the Board of Directors of Verizon Global Funding or an officers' certificate pursuant to a supplemental indenture or board resolution specifically authorizing each new series of Debt Securities, Verizon Global Funding will designate the title of each new series of Debt Securities, and the aggregate principal amount, date or dates of maturity, dates for payment and rate of interest, redemption dates, prices, obligations and restrictions, if any, and any other terms with respect to each such series.

          Verizon Global Funding has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), Registration Statement No. 333-______ relating to certain securities including up to $10,000,000,000 of Verizon Global Funding's debt securities registered thereunder (the amount remaining unsold under the registration statement, from time to time, including the amount of any additional debt securities remaining unsold under any new registration statement filed pursuant to Rule 462(b) under the Act, is hereinafter referred to as the "Debt Securities"), including a prospectus which relates to the Debt Securities, and has filed with, or transmitted for filing to, the Commission (or will promptly after the sale so file or transmit for filing) a prospectus supplement specifically relating to a particular series of Debt Securities (such particular series being hereinafter referred to as the "New Notes") pursuant to Rule 424(b) under the Act ("Rule 424(b)"). The term "Registration Statement" means the Registration Statement No. 333-_____ and any registration statement filed pursuant to Rule 462(b) under the Act in connection with the foregoing, each as amended to the date of the Purchase Agreement. The term "Basic Prospectus" means the prospectus relating to the Debt Securities included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the New Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b). As used herein, the terms "Registration Statement", "Basic Prospectus" and "Prospectus" shall include in each case the material, if any, incorporated by reference therein.

                   II. PURCHASERS' REPRESENTATIONS AND RESALE

          Each Purchaser severally and not jointly represents and warrants that information furnished in writing to the Companies expressly for use with respect to the New Notes will not contain any untrue statement of a material fact and will not omit any material fact in connection with such information necessary to make such information not misleading.

          If the Purchasers advise Verizon Global Funding in the Purchase Agreement that they intend to resell the New Notes, Verizon Global Funding will assist the Purchasers as hereinafter provided. The terms of any such resale will be set forth in the Prospectus. The provisions of Paragraphs C and D of Article VI and Articles VIII, IX and X of this Agreement apply only to Purchasers that have advised Verizon Global Funding of their intention to resell the New Notes ("Reselling Purchasers"). All other provisions apply to any Purchaser including a Reselling Purchaser.

                                  III. CLOSING

          The closing will be held at the office of Verizon Communications Inc., 1095 Avenue of the Americas, New York, New York 10036, on the Closing Date. Concurrent with the delivery of the New Notes to the Purchasers or to the Representative for the account of each Purchaser, payment of the full purchase price of the New Notes shall be made by wire transfer in same day funds to an account designated by Verizon Global Funding.

                    IV. CONDITIONS TO PURCHASERS' OBLIGATIONS

          The respective obligations of the Purchasers hereunder are subject to the following conditions:

          (A) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; since the latest date as of which information is given in the Registration Statement, there shall have been no material adverse change in the business, business prospects, properties, financial condition or results of operations of either of the Companies; and the Purchasers or the Representative shall have received on the Closing Date the customary form of compliance certificate, dated the Closing Date and signed by the President or a Vice President of each of the Companies, including the foregoing. The officer executing such certificate may rely upon the best of his or her knowledge as to proceedings pending or threatened.

          (B) The Purchasers or the Representative shall have received on the Closing Date an opinion of the General Counsel of Verizon Communications, or other counsel to the Companies satisfactory to the Purchasers and counsel to the Purchasers, dated the Closing Date, substantially in the form set forth in Exhibit A hereto.

          (C) The Purchasers or the Representative shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Purchasers, dated the Closing Date, substantially in the form set forth in Exhibit B hereto.

          (D) The Purchasers or the Representative shall have received on the Closing Date a letter from Ernst & Young LLP, independent public accountants for Verizon Communications, dated as of the Closing Date, to the effect set forth in Exhibit C hereto.

          If any condition specified in this Article IV shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchasers by notice to the Companies and such termination shall be without liability of any party to any other party except as provided in Articles VI and VII hereof.

                     V. CONDITIONS TO COMPANIES' OBLIGATIONS

          The obligations of the Companies hereunder are subject to the following conditions:

          (A) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission.

          (B) Verizon Global Funding shall have received on the Closing Date the full purchase price of the New Notes purchased hereunder.

                         VI. COVENANTS OF THE COMPANIES

          In further consideration of the agreements contained herein of the Purchasers, the Companies covenant to the several Purchasers as follows:

          (A) To furnish to the Purchasers or the Representative a copy of the Registration Statement including materials, if any, incorporated by reference therein and, during the period mentioned in (C) below, to supply as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Purchasers or the Representative may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by Verizon Communications with the Commission subsequent to the effective date of the Registration Statement, or the date of the Basic Prospectus, as the case may be, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are deemed to be incorporated by reference therein.

          (B) Before amending or supplementing the Registration Statement or the Prospectus with respect to the New Notes, to furnish to any Purchaser or the Representative, and to counsel for the Purchasers, a copy of each such proposed amendment or supplement.

          The covenants in Paragraphs (C), (D) and (E) apply only to Reselling
Purchasers:

          (C) The Companies will notify the Reselling Purchasers promptly, at any time prior to completion of the resale of the New Notes by the Reselling Purchasers, and confirm the notice in writing, (i) of the delivery to the Commission for filing any document to be filed pursuant to the Exchange Act which will be incorporated by reference into the Registration Statement, (ii) of any request by the Commission for any amendment or supplement to the

Registration Statement, to any document incorporated by reference therein or for any additional information, (iii) of the issuance by the Commission of any order directed to the Registration Statement or any document incorporated therein by reference or the initiation or threat of any challenge by the Commission to the accuracy or adequacy of any document incorporated by reference in the Registration Statement and (iv) of receipt by the Companies of any notification with respect to the suspension of the qualification of the New Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose.

          (D) If, at any time prior to the completion of the resale of the New Notes during which, in the opinion of counsel for the Reselling Purchasers, the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make a statement therein, in light of the circumstances when the Prospectus is delivered to a subsequent purchaser, not materially misleading, or if it is otherwise necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at their own expense (unless such amendment shall relate to information furnished by the Purchasers or the Representative by or on behalf of the Purchasers in writing expressly for use in the Prospectus), to the Reselling Purchasers, the number of copies requested by the Reselling Purchasers or the Representative of either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a subsequent purchaser, be misleading or so that the Prospectus will comply with law.

          (E) To use their best efforts to qualify the New Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Purchasers or the Representative shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection therewith; provided, however, that each of the Companies, in complying with the foregoing provisions of this paragraph, shall not be required to qualify as a foreign company or to register or qualify as a broker or dealer in securities in any jurisdiction or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering or sale of the New Notes, and provided further that the Companies shall not be required to continue the qualification of the New Notes beyond one year from the date of the sale of the New Notes.

              VII. REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

          The Companies represent and warrant to the several Purchasers that (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Basic Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, (ii) each part of the Registration Statement filed with the Commission pursuant to the Act relating to the New Notes, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) on the effective date of the Registration Statement, the date the Prospectus is filed pursuant to Rule 424(b) and at all times subsequent to and including the Closing Date, the Registration Statement and the Prospectus, as amended or supplemented, if applicable, complied or will comply in all material respects with the Act and the applicable rules and regulations thereunder, (iv) on the effective date of the Registration Statement, the Registration Statement did not contain, and as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, and on the date the Prospectus, or any amendment or supplement thereto, is filed pursuant to Rule 424(b) and on the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Companies by any Purchaser or the Representative by or on behalf of any Purchaser in writing expressly for use therein or to statements or omissions in the Statement of Eligibility of the Trustee under the Indenture, (v) there are no legal or governmental proceedings required to be described in the Prospectus which are not described as required,
(vi) the consummation of any transaction herein contemplated will not result in a breach of, default under or creation of any lien, charge or encumbrance upon any material property or asset of either of the Companies or any of their subsidiaries pursuant to the terms of any agreement or instrument to which Verizon Global Funding or Verizon Communications is a party or any statute or any order, rule or regulation of any court or governmental agency or body by which either of the Companies is bound, (vii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (viii) Verizon Global Funding is not required to register as an investment company pursuant to the Investment Company Act of 1940.

                              VIII. INDEMNIFICATION

          The Companies agree, jointly and severally, to indemnify and hold harmless each Reselling Purchaser and each person, if any, who controls such Reselling Purchaser within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus or the Prospectus (if used within the period set forth in Paragraph
(D) of Article VI hereof, and as amended or supplemented if the Companies shall have furnished any amendments or supplements thereto), or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Companies by any Reselling Purchaser or the Representative by or on behalf of any Reselling Purchaser in writing expressly for use therein or by any statement or omission in the Statement of Eligibility of the Trustee under the Indenture. The foregoing agreement, insofar as it relates to the Prospectus, shall not inure to the benefit of any Reselling Purchaser (or to the benefit of any person controlling such Reselling Purchaser) on account of any losses, claims, damages or liabilities arising from the sale of any New Notes by said Reselling Purchaser to any person if a copy of the Prospectus (as amended or supplemented, if prior to distribution of the Prospectus to the Reselling Purchaser, the Companies shall have made any supplements or amendments which have been furnished to said Reselling Purchaser), but excluding the documents incorporated by reference therein, shall not have been sent or given by or on behalf of such Reselling Purchaser to such person at or prior to the written confirmation of the sale of the New Notes to such person and such statement or omission is cured in the Prospectus.

          Each Reselling Purchaser severally and not jointly agrees to indemnify and hold harmless the Companies, their directors, their officers who sign the Registration Statement and any person controlling the Companies to the same extent as the foregoing indemnity from the Companies to each Reselling Purchaser, but only with reference to information relating to said Reselling Purchaser furnished to the Companies in writing by the Reselling Purchaser or the Representative by or on behalf of said Reselling Purchaser expressly for use in the Registration Statement or the Prospectus.

          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person or persons against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding (provided, however, that if such indemnified party shall object to the selection of counsel after having been advised by such counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, the indemnifying party shall designate other counsel reasonably satisfactory to the indemnified party) and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          If the indemnification provided for in this Article VIII is unavailable to an indemnified party under the first or second paragraph hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party shall severally contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Companies on the one hand and the Reselling Purchasers on the other from the offering of the New Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Companies on the one hand and of the Reselling Purchasers on the other in connection with the statement or omission that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Companies on the one hand and the Reselling Purchasers on the other in connection with the offering of the New Notes shall be deemed to be in the same proportion as the total net proceeds from the offering of the New Notes received by Verizon Global Funding bear to the total commissions, if any, received by all of the Reselling Purchasers in respect thereof. If there are no commissions allowed or paid by Verizon Global Funding to the Reselling Purchasers in respect of the New Notes, the relative benefits received by the Reselling Purchasers in the preceding sentence shall be the difference between the price received by such Reselling

Purchasers upon resale of the New Notes and the price paid for the New Notes pursuant to the Purchase Agreement. The relative fault of the Companies on the one hand and of the Reselling Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Companies or by the Reselling Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Article VIII shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VIII, no Reselling Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the New Notes purchased by it under this Agreement and resold as contemplated herein and in the Prospectus exceeds the amount of any damages which such Reselling Purchaser has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Reselling Purchasers' obligations to contribute as provided in this Article VIII are several in proportion to their respective purchase obligations and not joint.

                                  IX. SURVIVAL

          The indemnity and contribution agreements contained in Article VIII and the representations and warranties of the Companies contained in Article VII of this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Reselling Purchaser or on behalf of any Reselling Purchaser or any persons controlling any Reselling Purchaser and (iii) acceptance of and payment for any of the New Notes.

                     X. TERMINATION BY RESELLING PURCHASERS

          At any time prior to the Closing Date this Agreement shall be subject to termination in the absolute discretion of the Reselling Purchasers, by notice given to the Companies, if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iii) minimum prices shall have been established on the New York Stock Exchange by Federal or New York State authorities or (iv) any outbreak or material escalation of hostilities involving the United States or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to proceed with the delivery of the New Notes on the terms and in the manner contemplated by the Prospectus.

                          XI. TERMINATION BY PURCHASERS

          If this Agreement shall be terminated by the Purchasers because of any failure or refusal on the part of either of the Companies to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason (other than those set forth in Article V) either of the Companies shall be unable to perform its obligations under this Agreement, the Companies will reimburse the Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by such Purchasers in connection with the New Notes. Except as provided herein, the Purchasers shall bear all of their expenses, including the fees and disbursements of counsel.

                         XII. SUBSTITUTION OF PURCHASERS

          If for any reason any Purchaser shall not purchase the New Notes it has agreed to purchase hereunder, the remaining Purchasers shall have the right within 24 hours to make arrangements satisfactory to the Companies for the purchase of such New Notes hereunder. If they fail to do so, the amounts of New Notes that the remaining Purchasers are obligated, severally, to purchase under this Agreement shall be increased in the proportions which the total amount of New Notes which they have respectively agreed to purchase bears to the total amount of New Notes which all non-defaulting Purchasers have so agreed to purchase, or in such other proportions as the Purchasers may specify to absorb such unpurchased New Notes, provided that such aggregate increases shall not exceed 10% of the total amount of the New Notes set forth in Schedule A to the Purchase Agreement. If any unpurchased New Notes still remain, the Companies shall have the right either to elect to consummate the sale except as to any such unpurchased New Notes so remaining or, within the next succeeding 24 hours, to make arrangements satisfactory to the remaining Purchasers for the purchase of such New Notes. In any such cases, either the Purchasers or the Representative or the Companies shall have the right to postpone the Closing Date for not more than seven business days to a mutually acceptable date. If the Companies shall not elect to so consummate the sale and any unpurchased New Notes remain for which no satisfactory substitute Purchaser is obtained in accordance with the above provisions, then this Agreement shall terminate without liability on the part of any non-defaulting Purchaser or the Companies for the purchase or sale of any New Notes under this Agreement. No provision in this paragraph shall relieve any defaulting Purchaser of liability to the Companies for damages occasioned by such default.

                               XIII. MISCELLANEOUS

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.

                                                                       EXHIBIT A

            [Letterhead of General Counsel of Verizon Communications]

____________________________________
and the other several Purchasers
referred to in the Purchase Agreement
dated ____________________, among such
Purchasers , Verizon Global Funding Corp. and
Verizon Communications Inc.

Re:  Verizon Global Funding Corp.
     ___% Notes due ____

Dear Sirs:

          I have been requested by Verizon Global Funding Corp., a Delaware corporation ("Verizon Global Funding") and an indirect, wholly owned subsidiary of Verizon Communications Inc., a Delaware corporation ("Verizon Communications" and, together with Verizon Global Funding, the "Companies"), as Executive Vice President and General Counsel of Verizon Communications, to furnish you with my opinion pursuant to a Purchase Agreement dated ______, (the "Agreement") among the Companies and you, relating to the purchase and sale of $___,000,000 aggregate principal amount of Verizon Global Funding's ___% Notes due ___ (the "New Notes"). The New Notes are supported by a support agreement, dated as of October 31, 2000 (the "Support Agreement"), between Verizon Global Funding and Verizon Communications.

          In this connection I, or attorneys under my direction, have examined among other things:

          (a) The certificates of incorporation and by-laws of the Companies, each as presently in effect;

          (b) A copy of the indenture dated as of December 1, 2000 (the "Original Indenture"), among the Companies and Wachovia Bank, National Association, formerly known as First Union National Bank (the "Trustee"), under which the New Notes are being issued, as supplemented by the Supplemental Indenture, dated as of May 15, 2001 (the "Supplemental Indenture"), between the Companies and the Trustee (the Original Indenture as supplemented by the Supplemental Indenture being referred to herein as the "Indenture");

          (c) [The Supplemental Indenture, dated as of ____________ between the Companies and the Trustee] [The resolutions of the Board of Directors of Verizon Global Funding adopted ____________, (the "Board Resolution")] [The certificate, dated ____________, of authorized officers of Verizon Global Funding pursuant to authorization from the Board of Directors (the "Officers' Certificate")] specifically authorizing the New Notes, including the issuance and sale of the New Notes;

                  (d) A copy of the Support Agreement;

                  (e) The New Notes;

                  (f) The Agreement;

                  (g) The records of the corporate proceedings of the Companies relating to the authorization, execution and delivery of the Indenture, [the Supplemental Indenture,] the Support Agreement, the Agreement and the New Notes;

                  (h) The record of all proceedings taken by the Companies relating to the registration of the New Notes and the Support Agreement under the Securities Act of 1933, as amended (the "Act"), and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA");

                  (i) The Registration Statement, as such term is defined in the Agreement, the prospectus dated __________, together with the prospectus supplement dated __________ relating to the New Notes in the form filed under Rule 424(b) of the Act (the "Prospectus"), and all documents filed by Verizon Communications under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are incorporated by reference in the Prospectus (the "Incorporated Documents").

                  On the basis of my examination of the foregoing and of such other documents and matters as I have deemed necessary as the basis for the opinions hereinafter expressed, I am of the opinion that:

                  1. Each of the Companies is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a duly licensed and qualified foreign corporation in good standing under the laws of those jurisdictions in which such Company's ownership of its property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the business, prospects, properties, financial condition or results of operations of such Company), and has adequate corporate power to own and operate its properties and to carry on the business in which it is now engaged.

                  2. All legal proceedings necessary to the authorization, issue and sale of the New Notes and the obligations under the Support Agreement have been taken by the Companies.

                  3. The Agreement has been duly and validly authorized, executed and delivered by each of the Companies.

                  4. The Indenture is in proper form, has been duly authorized, has been duly executed by the Companies and the Trustee and delivered by each of the Companies and constitutes a legal, valid and binding agreement of each of the Companies enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights and the availability of equitable remedies. The Indenture has been duly qualified under the TIA.

                  5. The New Notes conform as to legal matters with the statements concerning them in the Registration Statement and the Prospectus, have been duly authorized and executed by Verizon Global Funding and (assuming due authentication and delivery thereof by the Trustee) have been duly issued for value by Verizon Global Funding and (subject to the qualifications set forth in paragraph 4 above) constitute legal, valid and binding obligations of Verizon Global Funding enforceable in accordance with their terms and are entitled to the benefits afforded by the Indenture.

                  6. The Support Agreement conforms as to legal matter with the statements concerning it in the Registration Statement and the Prospectus, is in the form contemplated by the Indenture, has been duly and validly authorized by all necessary corporate action, executed and delivered and (subject to the qualifications set forth in paragraph 4 above) constitutes the legal, valid and binding obligation of each of the Companies, enforceable in accordance with its terms.

                  7. Except as may be required by the securities or Blue Sky laws of certain jurisdictions, no authorization, approval or consent of any governmental regulatory authority is required for the issuance and sale of the New Notes or the obligations under the Support Agreement.

                  8. Verizon Global Funding is not required to register as an investment company under the Investment Company Act of 1940, as amended.

                  9. The execution and delivery of the Agreement, the Indenture and the Support Agreement and the consummation of the transactions contemplated therein will not result in a violation of or conflict with the provisions of the certificate of incorporation or by-laws of either of the Companies or any law, statute, order, decree, rule or regulation known to me of any court or governmental agency having jurisdiction over either of the Companies or their property.

                  10. To my knowledge there is no litigation or governmental proceeding pending or threatened against either of the Companies or their subsidiaries which would affect the subject matter of the Agreement.

                  11. The Registration Statement became effective under the Act and, to the best of my knowledge, no proceedings under Section 8 of the Act looking toward the possible issuance of a stop order with respect thereto are pending or threatened and the Registration Statement remains in effect on the date hereof. The Registration Statement and the Prospectus comply as to form in all material respects with the relevant provisions of the Act and of the Exchange Act as to the Incorporated Documents and the applicable rules and regulations of the Securities and Exchange Commission thereunder, except that I express no opinion as to the financial statements or other financial data contained therein. The Prospectus is lawful for use for the purposes specified in the Act in connection with the offer for sale and sale of the New Notes in the manner therein specified. I have no reason to believe that the Registration Statement or the Incorporated Documents, considered as a whole on the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus and the Incorporated Documents, considered as a whole as of the date of the Prospectus and on the date hereof, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case I express no opinion as to the financial statements or other financial data contained therein.

                  Without my prior written consent, this opinion may not be relied upon by any person or entity other than the addressees, quoted in whole or in part, or otherwise referred to in any report or document, or furnished to any other person or entity, except that Milbank, Tweed, Hadley & McCloy LLP may rely upon this opinion as if this opinion were separately addressed to them.

                                                     Very truly yours,

cc:  Milbank, Tweed, Hadley & McCloy LLP

                                                                       EXHIBIT B

                       MILBANK, TWEED, HADLEY & McCLOY LLP

                             1 Chase Manhattan Plaza

                            New York, New York 10005

                           ___________________________


                          VERIZON GLOBAL FUNDING CORP.

                         $___,000,000 __% Notes due ___

and the other several Purchasers
referred to in the Purchase Agreement
dated ________________, among such
Purchasers, Verizon Global Funding Corp. and
Verizon Communications Inc.

Ladies and Gentlemen:

                  We have been designated by Verizon Global Funding Corp. ("Verizon Global Funding") as counsel for the purchasers of $___,000,000 aggregate principal amount of its __% Notes due ___ (the "New Notes"). Pursuant to such designation and the terms of a Purchase Agreement dated ________, relating to the New Notes (the "Purchase Agreement"), entered into by you with Verizon Global Funding and Verizon Communications Inc. (together, the "Companies"), we have acted as your counsel in connection with your several purchases this day from Verizon Global Funding of the New Notes, which are issued under an Indenture dated as of December 1, 2000, as amended and supplemented (the "Indenture"), among the Companies and Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, and supported by a support agreement dated as of October 31, 2000 (the "Support Agreement"), between Verizon Global Funding and Verizon Communications Inc.

                  We have reviewed originals, or copies certified to our satisfaction, of such corporate records of the Companies, indentures, agreements and other instruments, certificates of public officials and of officers and representatives of the Companies, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Companies and statements contained in the Registration Statement hereinafter mentioned.

                  In addition, we attended the closing held today at the offices of Verizon Communications Inc., 1095 Avenue of the Americas, New York, New York, at which Verizon Global Funding caused the New Notes to be delivered to and held by the Trustee on behalf of the Depository Trust Company, 55 Water Street, New York, New York, for your several accounts, against payment therefor.

                  On the basis of the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

                  1. Each of the Companies is a validly existing corporation, in good standing, under the laws of the State of Delaware.

                  2. The Purchase Agreement has been duly authorized, executed and delivered by and on behalf of each of the Companies.

                  3. Each of the Indenture and the Support Agreement has been duly authorized, executed and delivered by each of the Companies and constitutes a legal, valid and binding agreement of the Companies enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforceability of creditors' rights. The enforceability of each of the Indenture and the Support Agreement is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

                  4. The New Notes have been duly authorized and conform as to legal matters in all substantial respects to the description thereof contained in the Registration Statement and Prospectus hereinafter mentioned. The New Notes (assuming due execution thereof by Verizon Global Funding and due authentication and delivery by the Trustee) have been duly issued for value by Verizon Global Funding and (subject to the qualifications stated in paragraph 3 above) constitute legal, valid and binding obligations of Verizon Global Funding enforceable against Verizon Global Funding, and are entitled to the benefits afforded by the Indenture in accordance with the terms of the Indenture and of the New Notes.

                  5. On the basis of information received by the Companies from the Securities and Exchange Commission (the "Commission"), the Registration Statement, as such term is defined in the Purchase Agreement, filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Act"), is effective under the Act. The Prospectus dated __________, as supplemented by the Prospectus Supplement dated ____________ (collectively, the "Prospectus") is lawful for use for the purposes specified in the Act, in connection with the offer for sale and sale of the New Notes in the manner therein specified, subject to compliance with the provisions of securities or Blue Sky laws of certain States in connection with the offer for sale or sale of the New Notes in such States. To the best of our knowledge, the Registration Statement remains in effect at this date.

                  6. The Registration Statement, as of its effective date, and the Prospectus, as of the date hereof, together with the documents incorporated by reference therein (the "Incorporated Documents") (except any financial statements or other financial data included in or omitted from, or incorporated by reference in, the Registration Statement, the Prospectus or such Incorporated Documents, as to which no opinion is expressed) appear on their face to be appropriately responsive, in all material respects relevant to the offering of the New Notes, to the requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the applicable rules and regulations of the Commission thereunder.

                  The Registration Statement was filed on Form S-3 under the Act and, accordingly, the Prospectus does not necessarily contain a current description of the Companies' businesses and affairs, since Form S-3 provides for the incorporation by reference of certain documents filed with the Commission which contain descriptions as of various dates. We participated in conferences with counsel for, and representatives of, the Companies in connection with the preparation of the Registration Statement and Prospectus and we have reviewed the Incorporated Documents. In connection with our participation in the preparation of the Registration Statement and the Prospectus, we have not independently verified the accuracy, completeness or fairness of the statements contained therein or in the Incorporated Documents, and the limitations inherent in the review made by us and the knowledge available to us are such that we are unable to assume, and we do not assume, any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Incorporated Documents, except as otherwise specifically stated herein. None of the foregoing disclosed to us any information which gave us reason to believe that the Registration Statement and the Incorporated Documents, considered as a whole on the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus and the Incorporated Documents, considered as a whole on ______ and on the date hereof, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. We express no opinion as to any document filed by Verizon Communications Inc. under the Exchange Act, whether prior or subsequent to such effective date, except to the extent that such documents are Incorporated Documents read together with the Registration Statement or the Prospectus and considered as a whole, nor do we express any opinion as to the financial statements or other financial data included in or omitted from, or incorporated by reference, in the Registration Statement, the Prospectus or the Incorporated Documents.

                  We express no opinion as to matters governed by any laws other than the laws of the State of New York, the Federal laws of the United States of America, the corporate laws of the State of Delaware and, to the extent the foregoing opinions involve laws other than the laws of the State of New York, the Federal laws of the United States of America or the corporate laws of the State of Delaware, in reliance upon the opinion of even date herewith of the General Counsel of Verizon Communications Inc., such other laws.

                  The opinions contained herein are rendered to you and are solely for your benefit and the benefit of the Purchasers represented by you in connection with the transaction contemplated by the Purchase Agreement. These opinions may not be relied upon by you for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                             Very truly yours,

                                             MILBANK, TWEED, HADLEY & McCLOY LLP

                                                                       EXHIBIT C

                    LETTER OF INDEPENDENT PUBLIC ACCOUNTANTS

                  The letter of independent public accountants to be delivered pursuant to Article IV, paragraph (D) of the document entitled Standard Purchase Agreement Provisions (_____ Edition) shall be to the effect that:

                  At the closing, the Purchasers shall have received such number of copies as are necessary to provide one for each Purchaser of a letter addressed to the Companies and satisfactory to the Purchasers or the Representative and counsel to the Purchasers, dated as of the Closing Date and encompassing the performance of certain procedures described in the letter as of a date not more than five business days prior to the Closing Date (the "Cutoff Date"), from Ernst & Young LLP confirming that they are independent public accountants with respect to Verizon Communications Inc. within the meaning of the Securities Act of 1933, as amended (the "Act") and the applicable published rules and regulations of the Commission thereunder, specifically Rule 2-01 of Regulation S-X, and stating in effect (1) that in their opinion, the financial statements and schedules audited by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, and the Securities Exchange Act of 1934, as amended the ("Exchange Act") and the published rules and regulations thereunder,
(2) that although they have not audited any financial statements of Verizon Communications Inc. as of any date or for any period subsequent to the prior-year audit, and although they have conducted an audit for that period, the purpose (and therefore the scope) of the audit was to enable them to express their opinion on the financial statements as of that date and for the year then ended, but not on the financial statements for any interim period within that year; therefore, they are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet as of the latest available interim date, and the unaudited condensed consolidated statements of income, reinvested earnings, and cash flows for the latest available interim period subsequent to that prior-year audit which are included in the Prospectus and for the comparable period of the preceding year; they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the latest available unaudited interim condensed consolidated financial statements prepared by Verizon Communications Inc., inquired of certain officials of Verizon Communications Inc. responsible for financial and accounting matters, and read the minutes of the Board of Directors and shareholders of Verizon Communications Inc., all of which procedures have been agreed to by the Purchasers, nothing has come to their attention which caused them to believe that: (a) any unaudited interim condensed consolidated financial statements incorporated by reference in the Prospectus (i) do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or (ii) have not been presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Prospectus; or (b) (i) as of the date of the latest available unaudited condensed consolidated interim financial statement prepared by Verizon Communications Inc., there have been any changes in the capital stock or any increase in the short-term indebtedness or long-term debt of

Verizon Communications Inc. or any decrease in net assets, in each case as compared with the amounts shown on the latest balance sheet incorporated by reference in the Prospectus, (ii) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in the preceding clause (i), there were any decreases in operating revenues, net operating income, net income or Verizon Communications Inc.'s ratio to earnings to fixed charges, in each case as compared with the comparable period of the preceding year, or (iii) as of the Cutoff Date there have been any material changes in the capital stock or any material increase in the debt of Verizon Communications Inc., or any material decreases in net assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, and (iv) for the period from the date of the latest available interim financial statement referred to in clause (b)(i) above to the Cutoff Date, there were any material decreases in operating revenues, net operating income or net income, in each case as compared with the comparable period of the preceding year, except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur or as disclosed in such letter and except for changes occasioned by the declaration and payment of dividends on the stock of Verizon Communications Inc. or occasioned by sinking fund payments made on the debt securities of Verizon Communications Inc., and (3) that they have performed the following additional procedures with respect to the ratios of earnings to fixed charges included or incorporated by reference in the Prospectus: (i) compared the amounts used in the computation of such ratios with the amounts included in the financial statements incorporated by reference in the Prospectus and noted agreement in all material respects, and (ii) recomputed the ratios and noted agreement in all material respects.

                                       -2-